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                         ADDITIONAL AFFILIATE AGREEMENT

THIS AGREEMENT ("Agreement") is entered into this 12/th/ day of July 2000, by and between iPCS Wireless, Inc. a Delaware corporation, with offices at 121 West First Street, Suite 200, Geneseo, IL 61254 ("Customer") and Lucent Technologies Inc., a Delaware corporation with offices ("Lucent"), for itself and its affiliates.

WHEREAS, Lucent and Sprint Spectrum Equipment Company, L.P., a Delaware limited partnership ("Sprint") are parties to a Procurement and Services Contract dated October 9, 1996, as amended and restated on April 9, 1999 ("Contract") pursuant to which Sprint agreed to have Lucent engineer and construct PCS Systems and PCS Sub-Systems in the System Areas and Lucent agreed to provide Products and Services to Sprint in connection with the engineering and construction of said Systems in accordance with the terms and conditions of the Contract; and

WHEREAS, Sprint has designated Customer as an Initial Affiliate under Schedule 5 of the Contract; and

WHEREAS, Customer desires to purchase PCS Products and Services from Lucent under the Contract and Customer has elected, pursuant to Section 3.2 of the Contract, to enter into this Additional Affiliate Agreement as provided for in
Section 3.3(ii) of the Contract.

NOW THEREFORE, the parties hereto agree as follows:

1. Customer and Lucent hereby agree that Customer shall be treated under Section
   3.1 of the Contract as an Additional Affiliate, acceptable to both Lucent and Sprint under the Contract.

2. (a) Pursuant to all the terms and conditions set forth in the Contract, Lucent shall supply to Customer and Customer shall procure from Lucent such Additional Products, Additional Services and Additional Products and Services as shall be designated by Customer's subsequent written Purchase Orders (all herein "Materials") selected from among the Materials set forth in Schedules 2B, 3B and 12B. Additionally, with respect to the Materials to be purchased by Customer hereunder, and except as provided in Section 2(b), Customer shall be entitled to all rights, benefits and remedies that are granted to the Owner under the terms of the Contract, including, but not limited to, all representations and warranties.

   (b) Notwithstanding any provision herein to the contrary, Customer shall not be entitled to the benefit of the rights contained in Subsections 2.11, 11.6 and 11.7 of the Contract or the right under Section 3 of the Contract to appoint any Affiliates (which limitation shall not preclude assignments otherwise permitted under the Contract). Additionally, Customer shall not be entitled to the benefits of the provisions of Section 15 of the Contract apart from Section 15.11. Further, Customer's rights under Subsection 15.11 shall be conditioned upon Customer providing regular monthly forecasts that are accurate to within ten percent (10%).
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3. The term of this Agreement shall be coterminous with the Contract, subject to
   Customer right to terminate this Agreement in accordance with the provisions of Section 24 of the Contract. Notwithstanding anything stated herein or in the Contract to the contrary, Customer's right to terminate this Agreement without cause is expressly contingent upon Customer fulfilling the minimum commitment requirements set forth herein.

4. This Agreement, and the specific provisions contained herein, shall be deemed Proprietary Information as defined in Section 27.19 of the Contract, and shall be treated accordingly. In addition to the provisions stated therein, Lucent hereby grants its consent to Customer to disclose this Agreement, and its terms, solely to lenders and/or prospective lenders of Customer, for the sole purpose of assessing Customers financial viability; provided however that, in advance of such disclosure, the parties will agree to maintain the confidentiality of this Agreement, the Contract and its contents, schedules, exhibits and appendices in accordance with Section 27.19 of the Contract. Such written agreement shall be in substantially the form set forth as attached Exhibit A.

5. Customer commits to purchase at minimum 100 BTSs and 1 MSC from Lucent within one (1) year after the date of execution of this Agreement and a cumulative total of 132 BTSs and 1 MSC from Lucent within two (2) years after the execution date of this Agreement ("Minimum Purchase Obligation"). In addition, Customer commits to use Lucent's equipment exclusively in the construction of their PCS networks located within the state(s) of Michigan, as assigned under Customer's Sprint Affiliation Agreement.

6. This Agreement will bind and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

7. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same document.

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LUCENT TECHNOLOGIES INC.              iPCS WIRELESS, INC.

By: /s/ John H. Seeling               By: /s/ Anthony R. Muscato

Name: John H. Seeling                 Name: Anthony R. Muscato

Title: Vice President                 Title: Senior Vice President
                                             and Chief Technical Officer

Date: July 12, 2000                   Date: July 12, 2000
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                                   EXHIBIT A

               Form Confidentiality and Non-Disclosure Agreement






  (To be agreed upon by the parties and attached no later than July 18, 2000)